SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): May 9, 2003 (April 24, 2003)

FLOWERS FOODS, INC.

(Exact name of registrant as specified in its charter)

Georgia	1-16247	58-2582379

(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

1919 Flowers Circle, Thomasville, GA	31757

(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:	(229) 226-9110

ITEM 2. Acquisition or Disposition of Assets.

     On April 24, 2003 Flowers Foods, Inc. (the “Company”) issued a press release announcing the completion of the sale of substantially all the assets of its Mrs. Smith’s Bakeries frozen desert business to The Schwan Food Company (“Schwan”). The transaction was valued at approximately $240 million. The value received by the Company was determined on the basis of arm’s length negotiations between the parties. The sale was completed in accordance with the Asset Purchase Agreement dated January 29, 2003 by and among the Company, Mrs. Smith’s Bakeries, LLC and Schwan. The final purchase price is subject to a net prepayment and inventory adjustment which is to be calculated within ninety (90) days following the closing of the transaction. A copy of the press release is furnished with this report as Exhibit 99.1 to this Form 8-K and is incorporated herein by reference.

ITEM 7. Financial Statements and Exhibits.

a.	Financial statements of business acquired.

Not applicable.

b.	Pro Forma financial information.

The required pro forma financial information is filed herewith as part of this report.

c.	Exhibits.

The following exhibits are furnished as part of this Report:

EXHIBIT NUMBER	EXHIBIT
2.1	Asset Purchase Agreement dated January 29, 2003 by and among The Schwan Food Company, Flowers Foods, Inc. and Mrs. Smith’s Bakeries, LLC
2.2	First Amendment to Asset Purchase Agreement dated April 24, 2003 by and among The Schwan Food Company, Flowers Foods, Inc. and Mrs. Smith’s Bakeries, LLC
99.1	Press release of Flowers Foods, Inc. dated April 24, 2003

Unaudited Pro Forma Financial Information

     The following unaudited pro forma condensed consolidated balance sheet as of December 28, 2002 presents our combined financial position assuming the sale of certain assets of Mrs. Smith’s Bakeries’ frozen dessert business to The Schwan Food Company (the “transaction”) had been completed on that date. The following unaudited pro forma condensed consolidated income statements for the 52 weeks ended December 28, 2002, December 29, 2001 and December 30, 2000 presents our combined results of operations assuming that the transaction had been completed on January 2, 2000. In the opinion of management, these statements include all material adjustments necessary to reflect, on a pro forma basis, the impact of the transaction on the historical financial information of the Company. The adjustments set forth in the “Pro Forma Adjustments” column are described in the Notes to Unaudited Pro Forma Condensed Consolidated Financial Information.

     Following the transaction, the Company will consist of Flowers Foods Bakeries Group, LLC, our producer and marketer of fresh packaged bakery products and Flowers Foods Specialty Group, LLC, our producer and marketer of frozen bakery products and fresh bakery snack products. Consequently, the financial statements of the Company will consist of the historical financial statements of the Company, with Mrs. Smith’s Bakeries’ frozen dessert business presented as a discontinued operation. Accordingly, the following unaudited pro forma financial information reflects the exclusion of the assets and liabilities disposed of and the results of operations of Mrs. Smith’s Bakeries’ frozen dessert business.

     Our unaudited pro forma condensed consolidated financial information should be read in conjunction with the consolidated financial statements and the related notes contained in our Form 10-K for the fiscal year ended December 28, 2002 as filed with the Securities and Exchange Commission on March 28, 2003. Our unaudited pro forma condensed consolidated financial information has been presented for informational purposes only and does not reflect the results of operations or financial position of the Company that would have existed had we operated without the Mrs. Smith’s Bakeries’ frozen dessert business for the periods presented and should not be relied upon as being indicative of our future results after the transaction.

Flowers Foods, Inc.
Unaudited Pro Forma Condensed Consolidated Balance Sheet
(Amounts in thousands, except share data)

	December 28, 2002

			Pro forma adjustments
							Pro forma
	Flowers Foods	Mrs. Smith's (a)	Debit		Credit		Flowers Foods

ASSETS
Current Assets:
Cash and cash equivalents	$69,826	$0	$231,551	(b)	$249,972	(b)	$28,235
					23,170	(c)

Accounts and notes receivable, net	104,121	0					104,121

Inventories, net	81,897	53,998					27,899

Spare parts and supplies	23,468	3,649					19,819

Assets held for sale	18,563	0					18,563

Other	12,689	2,615					10,074

	310,564	60,262					208,711

Net Property, Plant and Equipment	579,739	141,592					438,147

Deferred Taxes	22,267	0	13,400	(c)			35,667

Other Assets	13,390	3,179			4,600	(c)	5,611

Notes Receivable	71,599	0					71,599

Goodwill, net	54,249	0					54,249

Other Intangible Assets, net	44,572	34,468					10,104

	$1,096,380						$824,088

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current Liabilities:
Current maturities of long-term debt	$27,231	$0	$25,844	(b)			$1,387
Accounts payable	82,827	0					82,827
Other accrued liabilities	94,461	794	3,948	(b)			82,919
			6,800	(d)

	204,519	794					167,133

Long-Term Debt and Capital Leases	223,133	0	217,733	(b)			5,400

Other Liabilities:
Postretirement/postemployment obligations	54,486	0					54,486
Facility closing costs and severance	7,337	0					7,337
Other	13,909	2,133	570	(b)			11,206

	75,732	2,133					73,029

Stockholders’ Equity:
Preferred stock — $100 par value
Preferred stock — $.01 par value
Common stock	300	0					300
Capital in excess of par value	483,142	0					483,142
Retained earnings	131,388	0	17,070	(c)			110,118
			4,200	(c)
Accumulated other comprehensive loss	(21,834)	0			6,800	(d)	(15,034)

	592,996	0					578,526

	$1,096,380						$824,088

The notes to this unaudited pro forma condensed consolidated balance sheet are an integral part of the pro forma financial information presented.

Flowers Foods, Inc.
Unaudited Pro Forma Condensed Consolidated Statement of Income
(Amounts in thousands, except per share data)

	52 Weeks Ended December 28, 2002

			Pro forma adjustments
							Pro forma
	Flowers Foods	Mrs. Smith’s (e)	Debit		Credit		Flowers Foods

Net sales	$1,652,162	$323,555					$1,328,607
Materials, supplies, labor and other production costs (exclusive of depreciation and amortization shown below)	910,369	258,483					651,886
Selling, marketing and administrative expenses	613,020	62,965					550,055
Depreciation and amortization	73,965	17,192					56,773
Asset impairment	26,500	24,368					2,132
Unusual charges	1,111	1,111					0

Income from operations	27,197	(40,564)					67,761
Interest income	(5,686)	0					(5,686)
Interest expense	22,167	3,454			$15,973	(f)	2,740

Income (loss) from continuing operations before income taxes	10,716	(44,018)					70,707
Income tax expense	4,593	0	$22,629	(g)			27,222

Net income (loss) from continuing operations	$6,123	$(44,018)					$43,485

Net Income Per Common Share:
Basic	$0.20						$1.46
Weighted average shares outstanding	29,836						29,836
Diluted	$0.20						$1.42
Weighted average shares outstanding	30,528						30,528

The notes to this unaudited pro forma condensed consolidated statement of income are an integral part of the pro forma financial information presented.

Flowers Foods, Inc.
Unaudited Pro Forma Condensed Consolidated Statement of Income
(Amounts in thousands, except per share data)

	52 Weeks Ended December 29, 2001

			Pro forma adjustments
							Pro forma
	Flowers Foods(h)	Mrs. Smith’s(e)	Debit		Credit		Flowers Foods

Net sales	$1,627,004	$327,514					$1,299,490
Materials, supplies, labor and other production costs (exclusive of depreciation and amortization shown below)	888,824	247,955					640,869
Selling, marketing and administrative expenses	622,132	68,017					554,115
Depreciation and amortization	73,815	16,691					57,124
Insurance proceeds	(7,473)	(7,473)					0
Unusual charges	43,898	17,393					26,505
Extraordinary gain on early extinguishment of debt	(6,422)	0					(6,422)

Income from operations	12,230	(15,069)					27,299
Interest income	(4,278)	0					(4,278)
Interest expense	36,466	1,993			$19,154	(f)	15,319

Income (loss) from continuing operations before income taxes	(19,958)	(17,062)					16,258
Income tax expense (benefit)	(5,665)	0	$11,924	(g)			6,259

Net income (loss) from continuing operations	$(14,293)	$(17,062)					$9,999

Net Income (Loss) Per Common Share:
Basic	$(0.48)						$0.34
Weighted average shares outstanding	29,798						29,798
Diluted	$(0.48)						$0.34
Weighted average shares outstanding	29,798						29,798

The notes to this unaudited pro forma condensed consolidated statement of income are an integral part of the pro forma financial information presented.

Flowers Foods, Inc.
Unaudited Pro Forma Condensed Consolidated Statement of Income
(Amounts in thousands, except per share data)

	52 Weeks Ended December 30, 2000

			Pro forma adjustments
							Pro forma
	Flowers Foods	Mrs. Smith's(e)	Debit		Credit		Flowers Foods

Net sales	$1,562,879	$316,696					$1,246,183
Materials, supplies, labor and other production costs (exclusive of depreciation and amortization shown below)	900,198	256,251					643,947
Selling, marketing and administrative expenses	585,434	66,496					518,938
Depreciation and amortization	67,102	16,847					50,255
Insurance proceeds	(17,193)	(17,193)					0
Asset impairment	17,383	17,383					0
Unusual charges	321	1,475					(1,154)

Income (loss) from operations	9,634	(24,563)					34,197
Interest income	0	0					0
Interest expense	68,373	4,423			$15,727	(f)	48,223

(Loss) from continuing operations before income taxes	(58,739)	(28,986)					(14,026)
Income tax expense (benefit)	(16,457)	0	$12,530	(g)			(3,927)

Net (loss) from continuing operations	$(42,282)	$(28,986)					$(10,099)

Net (Loss) Per Common Share:
Basic	$(1.41)						$(0.34)
Weighted average shares outstanding	30,036						30,036
Diluted	$(1.41)						$(0.34)
Weighted average shares outstanding	30,036						30,036

The notes to this unaudited pro forma condensed consolidated statement of income are an integral part of the pro forma financial information presented.

Notes to Unaudited Pro Forma Condensed Consolidated Financial Information
(Amounts in Thousands)

(a)	Reflects the separation of the assets and liabilities of the Mrs. Smith’s Bakeries’ frozen dessert business sold to The Schwan Food Company that are included in the Company’s consolidated balance sheet as of December 28, 2002.

(b)	Reflects the payment of the Company’s senior secured credit facility as required by such facility upon consummation of the transaction, capital lease obligations, related interest and certain other liabilities. Proceeds from the transaction of $231.6 million, as well as a portion of the Company’s cash holdings were used for this payment.

(c)	In connection with the transaction, an estimate of the various transaction and other costs are as follows. Approximately $26.1 million of these costs will be reported in discontinued operations in fiscal year 2003.

Investment banking fees	$1,870
Legal and accounting fees	1,400
Deferred financing costs	4,600	(1)
Lease breakage fees	4,800
Settlement of interest rate swap	5,500
Separation and severance	4,800	(2)
System license transfer fees	1,600
Indemnification insurance premium	2,700
Other	500

Total	$27,770

(1)	Represents a non-cash write-off of deferred financing costs.

(2)	Total cash payments for separation and severance was approximately $5.8 million, of which $1.0 million was already accrued in the Company’s liabilities.

As a result of the sale, the Company expects to record a loss of approximately $21.2 million, (net of a $13.4 million tax benefit) which includes the transaction costs detailed above and approximately $4.2 million, net of tax, resulting from the sale of the assets.

(d)	Represents the settlement of the interest rate swap at December 28, 2002. The cash payment of this settlement is included in the liabilities discussed in footnote (b) above.

(e)	Represents the exclusion of the results of operations of the Mrs. Smith’s Bakeries’ frozen dessert business that are included in the Company’s consolidated statements of income for the periods presented.

(f)	Reflects the change in interest expense as a result of the payment of the Company’s senior secured credit facility and capital lease obligations.

A 1/8% change in the interest rates used to calculate the change in interest expense in the respective pro forma condensed consolidated statements of income would yield the following pro forma net income (loss) from continuing operations:

	Increase 1/8%	Decrease 1/8%

52 weeks ended December 28, 2002	$43,379	$43,591
52 weeks ended December 29, 2001	$9,757	$10,242
52 weeks ended December 30, 2000	$(10,667)	$(9,531)

(g)	For fiscal 2002 and fiscal 2001, adjustment reflects the Company’s pro forma tax rate at 38.5%, which historically approximates its rate during profitable years. For fiscal 2000, the adjustment approximates the effective tax rate of 28% for that year.

(h)	Reflects a reclassification to income from operations an extraordinary gain on early extinguishment of debt of $3.9 million, net of tax, pursuant to Statement of Financial Accounting Standards No. 145, “Recission of FASB Statements No. 4, 44 and 64, Amendment of FASB Statement No. 13, and Technical Corrections”.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FLOWERS FOODS, INC.

	By:	/s/ Jimmy M. Woodward Name: Jimmy M. Woodward Title: Sr. Vice-President, Chief Financial Officer and Chief Accounting Officer

Date: May 9, 2003

EXHIBIT INDEX

EXHIBIT NUMBER	EXHIBIT
2.1	Asset Purchase Agreement dated January 29, 2003 by and among The Schwan Food Company, Flowers Foods, Inc. and Mrs. Smith’s Bakeries, LLC
2.2	First Amendment to Asset Purchase Agreement dated April 24, 2003 by and among The Schwan Food Company, Flowers Foods, Inc. and Mrs. Smith’s Bakeries, LLC
99.1	Press release of Flowers Foods, Inc. dated April 24, 2003